As filed with the Securities and Exchange Commission on June __, 2011
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IEC ELECTRONICS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	13-3458955
(state or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

105 Norton Street, Newark, New York 14513
(315) 331-7742
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Office)

IEC ELECTRONICS CORP.
2010 Omnibus Incentive Compensation Plan
(Full title of the plan)

W. Barry Gilbert
Chairman of the Board and Chief Executive Officer
IEC Electronics Corp.
105 Norton Street
Newark, New York 14513
Telephone:  (315) 331-7742
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Martin S. Weingarten, Esq.
Boylan, Brown, Code, Vigdor & Wilson, LLP
2400 Chase Square
Rochester, New York  14604
Telephone:  (585) 232-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	2,000,000 shares	$6.765	$13,530,000	$1,570.83

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 also covers such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Common Stock on June 10, 2011, as reported on the NYSE Amex.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I will be sent or given to employees, as specified by Rule 428(b)(1) promulgated under the Securities Act, as amended (the “Securities Act”).  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as propspectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are available without charge, upon oral or written request, to:  IEC Electronics Corp., 105 Norton Street, Newark, New York 14513, (315) 331-7742  ATTN:  Chief Financial Officer.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following document previously filed with the Commission (File No. 0-6508):

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the Commission on November 19, 2010;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010 and April 1, 2011, filed with the Commission on February 8, 2011 and May 9, 2011, respectively;

(c)           The Registrant’s Current Reports on Form 8-K filed with the Commission on December 17, 2010, December 23, 2010, January 4, 2011, January 19, 2011, January 24, 2011, February 3, 2011,  March 2, 2011 (Form 8-K/A), and May 5, 2011;

(d)           The Registrant’s definitive Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders filed with the Commission on December 9, 2010; and

(e)           The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 30, 1992 and effective on February 11, 1993.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Legal matters in connection with the shares of Registrant’s Common Stock issuable under the IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan (the “Plan”) will be passed upon by Messrs. Boylan, Brown, Code, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, New York 14604.  Martin S. Weingarten, counsel to this firm, is Corporate Secretary of the Registrant.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe such person’s conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”), or any court in such suit or action was brought, shall  determine upon application that, despite the liability judgment, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery, or such other court, shall deem proper.

Article Eighth of Registrant’s Amended and Restated Certificate of Incorporation contains a provision to the general effect that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any threatened, pending or contemplated legal proceeding to which he or she may be made a party or with which he or she may become involved by reason of being or having been an officer or director of the Registrant or of any other organization at the request of the Registrant.  Such indemnification is authorized to the fullest extent permitted under the DGCL.

Article VIII of the Registrant’s By-Laws provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

The Registrant has also entered into separate indemnity agreements with each of its officers and directors that, among other things, indemnify them for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

The Registrant carries insurance policies indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Unless otherwise indicated as being incorporated by reference to another filing of the Registrant with the Commission, each of the following Exhibits is filed herewith:

Exhibit No.	Description

4.1	IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant's definitive proxy statement filed on December 9, 2010).

5.1	Opinion and consent of Boylan, Brown, Code, Vigdor & Wilson, LLP, counsel for the Registrant, as to the legality of the shares of Common Stock being registered.

23.1	Consent of EFP Rotenberg, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kushner, Smith, Joanou & Gregson, LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Boylan, Brown, Code, Vigdor & Wilson, LLP is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney. Reference is made to the Signature Page of the Registration Statement.

Item 9.  Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)         to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)         That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Newark, State of New York on June 13, 2011

IEC Electronics Corp.

By:	/s/ W. Barry Gilbert
W. Barry Gilbert
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Barry Gilbert and Susan E. Topel-Samek and each of them, such person’s true and lawful attorneys-in-fact and agents with full power of substitution, for such person and in such person name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such person or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ W. Barry Gilbert	Chairman of the Board and	June 13, 2011
W. Barry Gilbert	Chief Executive Officer
(Principal Executive Officer)

/s/ Susan E. Topel-Samek	Vice President and Chief	June 13, 2011
Susan E. Topel-Samek	Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Signature	Title	Date

/s/ Jeffrey T. Schlarbaum
Jeffrey T. Schlarbaum	President	June 13, 2011

/s/ Eben S. Moulton
Eben S. Moulton	Director	June 13, 2011

/s/ James C. Rowe
James C. Rowe	Director	June 13, 2011

/s/ Carl E. Sassano
Carl E. Sassano	Director	June 13, 2011

/s/ Amy L. Tait
Amy L. Tait	Director	June 13, 2011

/s/ Jerold L. Zimmerman
Jerold L. Zimmerman	Director	June 13, 2011

EXHIBIT INDEX

Exhibit Number	Description	Location

4.1	IEC Electronics Corp. 2010 Omnibus Incentive Compensation Plan	Incorporated by reference to Appendix A to the Registrant's definitive proxy statement filed on December 9, 2010.

5.1	Opinion and consent of Boylan, Brown, Code, Vigdor & Wilson, LLP, counsel for the Registrant as to the legality of the shares of Common Stock being registered	*

23.1	Consent of EFP Rotenberg, LLP, Independent Public Accountants	*

23.2	Consent of Kushner, Smith, Joanou & Gregson, LLP, Independent Registered Public Accounting Firm	*

23.3	Consent of Boylan, Brown, Code, Vigdor & Wilson, LLP	Included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney	Included as part of the Signature Pages to this Registration Statement

* Included as part of the electronic submission of this Registration Statement.